AMENDMENT NUMBER 2
TO THE CUMBERLAND PHARMACEUTICALS INC.
AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

WHEREAS, Cumberland Pharmaceuticals Inc. (the “Company”), a corporation organized under the laws of Tennessee, originally adopted the Cumberland Pharmaceuticals Inc. 2007 Directors’ Incentive Plan on April 18, 2007, as amended and restated effective as of April 17, 2012 (the “Plan”).
WHEREAS, under Section 11.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, to the extent permitted under Section 11.1(a) and (b);
WHEREAS, the Board has determined that it is advantageous to the Company to amend the Plan to provide that Awards may be granted thereunder until April 21, 2026; and
WHEREAS, capitalized terms used and not defined herein shall have the meanings set forth in the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:
Section 11.2 is hereby stricken in its entirety and replaced with the following: “No Award may be made under the Plan after the earlier of the following dates: (a) the date that no shares of Stock remain available for issuance through the Plan, or (b) April 21, 2026. However, Awards made on or before such date may extend beyond such date.”
Except as expressly set forth in this amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned Corporate Secretary of the Company hereby certifies that the foregoing Amendment Number 2 to the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan was (i) approved by the Board of Directors and (ii) approved by a majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: May 5, 2020

Jean W. Marstiller
Corporate Secretary